EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333- 140574 on Form S-4 of our report dated April 4, 2007 related to the financial statements of Chicago Board Options Exchange, Inc. as of and for the years ended December 31, 2006 and 2005, the six month period ended December 31, 2004, and the year ended June 30, 2004, appearing in the prospectus, which is part of this Registration Statement and to the reference to us under the heading “Experts” in such prospectus.

Chicago, Illinois
May 11, 2007